                                                                    Exhibit 3.5



                            CERTIFICATE OF FORMATION
                                      OF
                              CHILES OFFSHORE LLC


          This Certificate of Formation of Chiles Offshore LLC (the "LLC") is being duly executed and filed by David E. Zeltner, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. Section 18-101, et seq.).

          FIRST: The name of the limited liability company formed hereby is Chiles Offshore LLC.

          SECOND: The address of the registered office of the LLC in the State of Delaware and the name and address of the registered agent for service of process on the LLC in the State of Delaware is: The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware.

          THIRD: This Certificate of Formation shall be effective on the date of filing.

          IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation this 31th day of July, 1997.



                                        By:  /s/ David E. Zeltner
                                             -------------------------
                                             David E. Zeltner
                                             Authorized Person